FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith	Georganne Palffy	Leslie Loyet
Chief Financial Officer	General Inquiries	Analyst Inquiries
Ph: (773) 380-6587	(312) 640-6768	(312) 640-6672

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 14, 2006

DEERFIELD TRIARC CAPITAL CORP. ANNOUNCES SECOND QUARTER 2006 RESULTS

Chicago, August 14, 2006 -- Deerfield Triarc Capital Corp. (NYSE: DFR) announced today the results of operations for its second quarter ended June 30, 2006.

HIGHLIGHTS:

•	Second quarter net income of $18.2 million, or $0.35 per diluted share.
•	Estimated REIT taxable income for the quarter, a non-GAAP financial measure, was $21.6 million, or $0.42 per diluted common share.
•	Quarterly distribution of $0.38 per share for the second quarter of 2006, up from $0.36 per share in the first quarter of 2006.
•	Year-to-date increase of 53 percent in the structured and syndicated assets portion of the alternative investments portfolio to $299.2 million.

Results of Operations

Net income for the quarter ended June 30, 2006, totaled $18.2 million, or $0.35 per diluted common share, compared with net income of $19.2 million, or $0.37 per share, for the first quarter of 2006. Results reflect a decrease in earnings from certain hedging activities, partially offset by improved trading income and lower expenses. Note that prior year operating results comparisons are less meaningful since the company commenced operations in December 2004.

Estimated REIT taxable income, a non-GAAP financial measure, for the quarter ended June 30, 2006 totaled $21.6 million, or $0.42 per diluted common share. For a reconciliation of GAAP net income to estimated REIT taxable income, see the attached schedule.

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Total invested assets grew to $8.7 billion during the first six months, as compared to $7.8 billion as of December 31, 2005. Structured and syndicated assets totaled $299.2 million, up $104.1 million since year-end. The growth reflected investment of proceeds from a warehouse funding facility into residential mortgage-backed securities (RMBS) and the continued ramp of the alternative investment portfolio.

Gregory H. Sachs, Chairman and CEO of Deerfield Capital Management LLC, the company’s external manager, said, “We are pleased with the significant progress made in the build-out of the company’s business as it enters its second year as a public entity. The company is demonstrating solid momentum, as evidenced by the increase in the second quarter dividend, despite somewhat difficult market conditions.”

Investment Portfolio

The following table summarizes the carrying value of our invested assets and the respective balance sheet classification as of June 30, 2006 (in thousands).

	Carrying Value
Description	Available- for-Sale Securities	Trading Securities	Other Investments	Loans Held for Sale	Loans	Total	Total Dec 31, 2005
RMBS	$7,783,351	$2,009	$—	$—	$—	$7,785,360	$7,010,870

Loans - structured & syndicated (1)	—	—	—	9,488	274,455	283,943	164,027
Common and preferred equities	—	—	12,301	—	—	12,301	28,149
Other investments	2,968	—	—	—	—	2,968	2,921

Total structured & syndicated assets	2,968	—	12,301	9,488	274,455	299,212	195,097
Loans held in CLO	—	—	—	273,014	—	273,014	288,147
Asset-backed securities in CDO (2)	297,501	—	—	—	—	297,501	245,511
High yield corporate bonds (3)	25,711	—	—	—	—	25,711	14,642

Total alternative investments	326,180	—	12,301	282,502	274,455	895,438	743,397

Total invested assets - June 30, 2006	$8,109,531	$2,009	$12,301	$282,502	$274,455	$8,680,798	$7,754,267

Total invested assets - Dec 31, 2005	$7,285,052	$4,738	$12,303	$294,063	$158,111	$7,754,267

(1)	Excludes credit default and total return swaps with a fair value of approximately $431 and $18 and a notional value of $73.0 million and $7.5 million, respectively.
(2)	Includes RMBS, CMBS and other ABS.
(3)	Includes $7.9 million of securities held in a CLO.

Mortgage Securities Investment Portfolio

During the first half of 2006, the RMBS portfolio increased by 11 percent to $7.8 billion from $7.0 billion as of December 31, 2005. At June 30, 2006, the aggregate amortized cost of RMBS exceeded its aggregate estimated fair value by $233.9 million. Unrecognized net gains of $151.0 million on interest rate swaps designated as a hedge provided a favorable offset. The net portfolio duration, which is the difference between the duration of the RMBS and the duration of the repurchase agreements funding these investments, adjusted for the effects of the company’s swap portfolio, was approximately 1.0 years at June 30, 2006. The

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RMBS portfolio declined by $316.6 million during the second quarter as we continue to reallocate equity into alternative investments.

Commenting on the RMBS portfolio, Jonathan W. Trutter, the CEO of Deerfield Triarc Capital Corp., stated, “We have maintained adequate spreads in the mortgage book in spite of the challenging interest rate environment. The portfolio is well positioned to benefit from more favorable market conditions, and should continue to hold up if the adverse rate environment persists.”

The mortgage-backed securities holdings consist primarily of hybrid adjustable rate and fixed rate bonds as of June 30, 2006 as follows:

			Weighted Average
Security Description (1)	Par Amount	Estimated Fair Value	Coupon	Months to Reset (2)	Yield to Maturity	Contractual Maturity	Constant Pre-payment Rate	Modified Duration in Years
	(In thousands)
Agency RMBS:
3-1 hybrid adjustable rate	$722,304	$710,946	4.39%	16	6.00%	10/03/34	22.1	1.5
5-1 hybrid adjustable rate	3,453,750	3,384,669	4.89%	45	6.01%	03/18/35	20.1	2.1
7-1 hybrid adjustable rate	163,526	159,233	4.96%	67	6.10%	01/10/35	22.7	2.6
10-1 hybrid adjustable rate	433,759	419,467	5.23%	109	6.15%	08/03/35	17.6	3.6
15 year fixed rate	126,146	123,761	5.50%	NA	5.98%	06/22/20	11.5	3.5
30 year fixed rate	1,518,172	1,471,395	5.70%	NA	6.25%	07/06/35	12.7	4.4

Non-Agency AAA-Rated RMBS:
Hybrid adjustable rate	844,644	835,029	5.37%	NA	6.14%	03/23/35	12.1	2.0
Fixed rate	639,209	605,469	5.50%	NA	6.33%	09/22/31	13.7	5.4

Other:
Interest-only (I/O) strips (3)	201,144	36,159	n.m.	NA	14.39%	12/07/34	11.8	-26.3
I/O - trading (3)	406,803	2,009	n.m.	NA	16.05%	01/09/35	12.5	97.6
I/O and principal-only strip (3)	75,661	37,223	n.m.	NA	6.51%	10/14/33	25.7	5.3

Total RMBS	$8,585,118	$7,785,360

RMBS - December 31, 2005	$7,666,070	$7,010,870

(1)	Includes securities classified as both available-for-sale and trading.
(2)	Represents number of months before conversion to floating rate.
(3)	Interest and principal-only strips represent solely the interest or principal portion of a security. Therefore, the par amount reflected should not be used as a comparison to fair value.
n.m.	Not meaningful

Fixed rate Agency and non-Agency RMBS totaled 28.3 percent of the portfolio as of June 30, 2006. The company has hedged a substantial portion of the borrowing costs associated with the repurchase agreements funding the RMBS portfolio using interest rate swaps, which are accounted for as cash flow hedges under GAAP.

Alternative Investments Portfolio

Complementing the mortgage securities segment of the portfolio are alternative investments that represent attractive yield and diversification opportunities. During the first six months of 2006, the structured and syndicated assets portion of this portfolio increased by 53.4 percent to $299.2 million from $195.1 million at December 31, 2005. Commenting on the company’s strategy to build this segment of the portfolio, CEO Trutter said, “We remain focused on growing the alternative investment portfolio. The deal flow and pipeline continue to be robust; however, keen competition for credit-based assets continues. We are selecting

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only those opportunities where we believe attractive returns can be achieved without sacrificing credit quality.”

Dividend

As previously announced, a quarterly distribution of $0.38 per share of common stock was declared for the second quarter of 2006 to shareholders of record as of August 4, 2006, to be paid on August 28, 2006. This represents the second consecutive increase in the quarterly dividend, or 5.6% over the first quarter of 2006.

Book Value

Book value per share at June 30, 2006 was $13.13 compared to $13.69 at March 31, 2006. The decrease primarily reflects the impact of rising interest rates on our available-for-sale securities portfolio, partially offset by the increase in value of interest rate swaps used in hedging activities.

Conference Call

The company will host its quarterly earnings conference call for investors and other interested parties on Tuesday, August 15, 2006, at 11:00 a.m. Eastern Time. The conference call will be accessible by telephone and via the Internet. Interested individuals are invited to access the call by dialing 800-289-0572. To participate on the webcast, log on to the company's website at www.deerfieldtriarc.com or www.earnings.com 15 minutes before the call to download the necessary software.

For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour following the completion of the call on August 15, and will continue through August 22. To access the rebroadcast, dial 888-203-1112 and request reservation number 4336193. A replay of the call will also be available at www.deerfieldtriarc.com or www.earnings.com for 30 days.

About the Company

Deerfield Triarc Capital Corp. (the company) is a diversified financial company formed in 2004 to invest in real estate-related securities and various other asset classes. The company has elected and intends to continue to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. The objective is to provide attractive returns to investors through a combination of dividends and capital appreciation, which the company intends to achieve by opportunistically investing in financial assets and to construct an investment portfolio appropriately leveraged to seek attractive risk-adjusted returns.

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The targeted asset classes and the principal investments the company expects to make in each are as follows:

Asset Class	Principal Investments
Real Estate-Related Securities	Residential mortgage-backed securities, or RMBS
Commercial mortgage-backed securities, or CMBS

Other Asset-backed Securities, or ABS	Collateralized debt obligations, or CDOs Consumer ABS

Loans and Related Derivatives	Senior Secured and Unsecured Loans Credit Default Swaps on Senior Secured Loans

Leveraged Finance Instruments	Corporate Mezzanine Loans
High Yield Corporate Bonds
Distressed and Stressed Debt Securities
Private Equity Investments

In addition, the company may invest opportunistically in other types of investments within the core competencies of its manager, Deerfield Capital Management, including investment grade corporate bonds and related derivatives, government bonds and related derivatives, and other fixed income related instruments.

* * Notes and Tables to Follow * *

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NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Deerfield Triarc Capital Corp. (“Deerfield Triarc” or the “company”) and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, general volatility of the securities markets in which we invest and the market price of our common stock; changes in our industry, interest rates, the debt securities markets or the general economy; increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; increased rates of default and/or decreased recovery rates on our investments; changes in governmental regulations, tax rates and similar matters; our expected financings and investments; availability of investment opportunities in real estate-related and other securities; the degree and nature of our competition; and other risks and uncertainties disclosed from time to time in the company's filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the company’s control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

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DEERFIELD TRIARC CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	June 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$54,816	$35,542
Due from broker	11,433	191,845
Restricted cash and cash equivalents	23,181	85,311
AFS securities, including $7,412,121 and $6,847,723 pledged—at fair value	8,109,531	7,285,052
Trading securities—at fair value	2,009	4,738
Other investments	12,301	12,303
Derivative assets	145,820	69,406
Loans held for sale	282,502	294,063
Loans	274,455	158,111
Interest receivable	48,668	40,648
Other receivable	20,291	16,976
Prepaid and other assets	11,182	9,817

TOTAL ASSETS	$8,996,189	$8,203,812

LIABILITIES
Repurchase agreements, including $40,068 and $26,788 of accrued interest	$7,452,188	$6,768,396
Due to broker	43,300	77,327
Dividends payable	—	18,081
Derivative liabilities	2,881	6,053
Interest payable	24,761	18,262
Long term debt	791,335	615,550
Management and incentive fee payable	1,932	2,453
Other payables	1,002	487

TOTAL LIABILITIES	8,317,399	7,506,609

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.001:
500,000,000 shares authorized; 51,698,860 and 51,659,701 shares issued
and outstanding (including 269,232 restricted shares)	51	51
Additional paid-in capital	746,739	747,919
Deferred equity compensation	—	(2,397)
Accumulated other comprehensive loss	(83,063)	(44,703)
Retained earnings (deficit)	15,063	(3,667)

TOTAL STOCKHOLDERS' EQUITY	678,790	697,203

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,996,189	$8,203,812

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DEERFIELD TRIARC CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
REVENUES
Net interest income:
Interest income	$117,436	$39,145	$219,464	$64,385
Interest expense	96,297	28,366	175,402	44,748

Net interest income	21,139	10,779	44,062	19,637

EXPENSES
Management and incentive fee expense to
related party	4,433	2,978	9,308	5,604
Professional services	448	210	926	237
Insurance expense	184	181	365	345
Other general and administrative expenses	456	422	948	483

Total expenses	5,521	3,791	11,547	6,669

OTHER INCOME AND GAIN (LOSS)
Net gain (loss) on available-for-sale securities	1,215	(1,003)	3,307	(1,003)
Net gain (loss) on trading securities	54	576	(1,759)	503
Net gain (loss) on loans	(172)	(752)	360	(886)
Net gain on derivatives	1,389	1,018	2,832	1,142
Dividend income	93	22	194	22

Net other income and gain (loss)	2,579	(139)	4,934	(222)

Income before income tax expense	18,197	6,849	37,449	12,746
Income tax expense	33	—	122	—

NET INCOME	$18,164	$6,849	$37,327	$12,746

NET INCOME PER SHARE—Basic	$0.35	$0.25	$0.73	$0.47

NET INCOME PER SHARE—Diluted	$0.35	$0.25	$0.72	$0.47

WEIGHTED-AVERAGE NUMBER OF SHARES
OUTSTANDING - Basic	51,397,785	27,462,671	51,394,148	27,194,396

WEIGHTED-AVERAGE NUMBER OF SHARES
OUTSTANDING - Diluted	51,552,764	27,554,457	51,534,571	27,255,568

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DEERFIELD TRIARC CAPITAL CORP. AND ITS SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ESTIMATED REIT TAXABLE INCOME (UNAUDITED)

(in thousands)

	Three months ended
	June 30, 2006	March 31, 2006
GAAP net income	$18,164	$19,163

Adjustments to GAAP net income:
Difference in rate of premium amortization and
discount accretion	946	831
Amortization of gain on terminated swaps	225	131
Amortization of financing element in Pinetree swap	(57)	(60)
Hedge ineffectiveness	213	(589)
Stock and options grant	276	385
Organization costs	(2)	(2)
Non-allowable deduction for meals & entertainment	36	27
Security basis difference recognized upon sale	(87)	(478)
Impairment of available-for sale securities
not recognized for tax purposes	196	1,838
Unrealized gain (loss)	1,464	(127)
Gain on intercompany sale eliminated for GAAP	(15)	243
Exclusion of Deerfield Triarc TRS
Holdings, LLC net income	227	(32)
Net adjustments to GAAP net income	3,422	2,167

Estimated REIT taxable income	$21,586	$21,330

The company believes that the presentation of estimated REIT taxable income is useful to investors because it demonstrates the estimated minimum amount of distributions it must make in order to avoid corporate level income tax. However, beyond its intent to distribute to stockholders at least 90% of REIT taxable income on an annual basis in order to maintain our REIT qualification, the company does not expect that the amount of distributions it makes will necessarily correlate to estimated REIT taxable income. Rather, the company expects to determine the amount of distributions to make based on cash flow, GAAP net income and what it believes to be an appropriate and competitive dividend yield relative to other specialty finance companies and mortgage REITs. Estimated REIT taxable income will not necessarily bear any close relation to cash flow. Accordingly, the company does not consider estimated REIT taxable income to be a reliable measure of liquidity although the related distribution requirement can impact liquidity and capital resources. Moreover, there are limitations associated with estimated REIT taxable income as a measure of financial performance over any period, and the presentation of estimated REIT taxable income may not be comparable to similarly titled measures of other companies, who may use different calculations. As a result, estimated REIT taxable income should not be considered as a substitute for GAAP net income as a measure of financial performance.